Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 January 23, 2023
www.zionsbancorporation.com
Fourth Quarter 2022 Financial Results: FOR IMMEDIATE RELEASE
Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. reports: 4Q22 Net Earnings of $277 million, diluted EPS of $1.84 compared with 4Q21 Net Earnings of $207 million, diluted EPS of $1.34, and 3Q22 Net Earnings of $211 million, diluted EPS of $1.40

FOURTH QUARTER RESULTS

$1.84	$277 million	3.53%	9.7%
Net earnings per diluted common share	Net earnings	Net interest margin (“NIM”)	Estimated Common Equity Tier 1 ratio

FOURTH QUARTER HIGHLIGHTS¹

Net Interest Income and NIM	•	Net interest income was $720 million, up 30%
	•	NIM was 3.53%, compared with 2.58%

Operating Performance	•	Pre-provision net revenue² ("PPNR") was $412 million, up 36%; adjusted PPNR² was $420 million, up 46%
	•	Customer-related noninterest income was $153 million, up 1%
	•	Noninterest expense was $471 million, up 5%; adjusted noninterest expense² was $472 million, up 6%
	•	The efficiency ratio² was 52.9%, compared with 60.8%

Loans and Credit Quality	•	Loans and leases were $55.7 billion, up 9%; and excluding PPP, loans and leases were $55.5 billion, up 13%
	•	The provision for credit losses was $43 million, compared with $25 million
	•	The allowance for credit losses was 1.15% of loans (ex-PPP), compared with 1.13% of loans (ex-PPP)
	•	Nonperforming assets[3] were $149 million, or 0.3%, of loans, compared with $272 million, or 0.5%, of loans

Deposits	•	Deposits were $71.7 billion, down 13%, and the loan-to-deposit ratio was 78%, compared with 61%

Capital	•	The estimated CET1 capital ratio was 9.7%, compared with 10.2%
	•	Shares of common stock repurchased during the quarter were 1.0 million for $50 million

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “We’re pleased with the quarterly and annual financial results, which were characterized by solid loan growth, exceptional credit quality, and a stronger net interest margin, reflecting a normalization of interest rate levels. Although total deposits continued to decline from recent ‘surge’ levels that resulted from considerable fiscal and monetary stimulus, adjusted pre-provision net revenue for the quarter increased 46% to $420 million, despite a $42 million reduction in net interest income from PPP loans, which now constitute a de minimis portion of our loan portfolio.”

Mr. Simmons continued, “Though our quarterly operating results were strong, we continued to build our loss reserves due to both continued loan growth and the prospect of a slowing or recessionary economic environment in coming months. Nevertheless, we remain optimistic that we’re well prepared for a more challenging economy, and we expect the coming year to reflect strong results.”

OPERATING PERFORMANCE[2]

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted PPNR	$420	$288	$1,312	$1,121
Net charge-offs (recoveries)	$(3)	$1	$39	$6
Efficiency ratio	52.9%	60.8%	58.8%	60.8%
Weighted average diluted shares	148.8	153.6	150.3	160.2
1 Comparisons noted in the bullet points are calculated for the current quarter compared with the same prior-year period unless otherwise specified.
2 For information on non-GAAP financial measures, see pages 17-19.
3 Does not include banking premises held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 2

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they generally reflect a low starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				4Q22 - 3Q22		4Q22 - 4Q21
(In millions)	4Q22	3Q22	4Q21	$	%	$	%
Interest and fees on loans	$656	$551	$471	$105	19%	$185	39%
Interest on money market investments	39	24	7	15	63	32	NM
Interest on securities	140	132	88	8	6	52	59
Total interest income	835	707	566	128	18	269	48
Interest on deposits	38	19	7	19	NM	31	NM
Interest on short- and long-term borrowings	77	25	6	52	NM	71	NM
Total interest expense	115	44	13	71	NM	102	NM
Net interest income	$720	$663	$553	$57	9	$167	30
				bps		bps
Yield on interest-earning assets[1]	4.09%	3.45%	2.64%	64		145
Rate paid on total deposits and interest-bearing liabilities[1]	0.56%	0.22%	0.06%	34		50
Cost of total deposits[1]	0.20%	0.10%	0.03%	10		17
Net interest margin[1]	3.53%	3.24%	2.58%	29		95
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
Net interest income increased $167 million, or 30%, to $720 million in the fourth quarter of 2022, primarily due to the higher interest rate environment and a favorable change in the composition of interest-earning assets.
Average interest-earning assets decreased $4.6 billion, or 5%, from the prior year quarter, driven by significant declines in average money market investments and PPP loans, the effects of which were largely offset by solid growth in average loans and leases (ex-PPP) and average securities. Average money market investments declined $9.5 billion and average PPP loans decreased $2.2 billion. Average loans and leases (ex-PPP) increased $6.2 billion, and average securities increased $1.0 billion.
The net interest margin was 3.53%, compared with 2.58%. The yield on average interest-earning assets was 4.09% in the fourth quarter of 2022, an increase of 145 basis points, reflecting a favorable change in the mix of interest-earning assets from money market investments to loans and securities. The yield on total loans increased 108 basis points to 4.81%, the yield on non-PPP loans increased 126 basis points to 4.82%, and the yield on securities increased 81 basis points to 2.42%, all reflecting the higher interest rate environment. The yield on securities also benefited from a decrease in the market value of AFS securities due to rising interest rates.
The cost of total deposits for the fourth quarter of 2022 was 0.20%, compared with 0.03%. The rate paid on total deposits and interest-bearing liabilities was 0.56%, compared with 0.06%. Average noninterest-bearing deposits as a percentage of total deposits remained flat at 51%, compared with the same prior year period.
In the fourth quarter of 2022, PPP loans totaling approximately $75 million were forgiven by the SBA. PPP loans contributed $2 million in interest income during the quarter, compared with $44 million. During the same time periods, approximately $1 million and $30 million of the interest income from PPP loans was related to accelerated recognition of net unamortized deferred fees due to forgiveness, respectively. At December 31, 2022, the remaining net unamortized deferred fees on PPP loans totaled $2 million.

ZIONS BANCORPORATION, N.A.
Press Release – Page 3

Noninterest Income
				4Q22 - 3Q22		4Q22 - 4Q21
(In millions)	4Q22	3Q22	4Q21	$	%	$	%
Commercial account fees	$41	$40	$34	$1	3%	$7	21%
Card fees	27	27	25	—	—	2	8
Retail and business banking fees	16	17	19	(1)	(6)	(3)	(16)
Loan-related fees and income	19	18	22	1	6	(3)	(14)
Capital markets and foreign exchange fees	22	25	24	(3)	(12)	(2)	(8)
Wealth management fees	14	14	13	—	—	1	8
Other customer-related fees	14	15	15	(1)	(7)	(1)	(7)
Customer-related noninterest income	153	156	152	(3)	(2)	1	1
Fair value and nonhedge derivative income (loss)	(4)	4	(1)	(8)	NM	(3)	NM
Dividends and other income (loss)	9	(1)	19	10	NM	(10)	(53)
Securities gains (losses), net	(5)	6	20	(11)	NM	(25)	NM
Total noninterest income	$153	$165	$190	$(12)	(7)	$(37)	(19)

Total customer-related noninterest income increased slightly to $153 million, compared with the prior year period, driven by increases in commercial treasury management, card interchange, and wealth management fees, partially offset by decreases in retail and business banking fees, loan-related fees, and capital markets and foreign exchange fees. Retail and business banking fees decreased primarily due to a previously disclosed change in our overdraft and non-sufficient funds practices, which was effected early in the third quarter of 2022. Loan-related fees declined, primarily due to an increased proportion of our 1-4 family residential mortgage production being retained versus sold.
Net securities gains and losses decreased $25 million, due largely to net gains recorded during the prior year period related to our SBIC investment portfolio. Dividends and other income (loss) decreased $10 million, primarily due to gains on the sale of certain bank-owned facilities during the prior year quarter. These sales resulted from the consolidation of some of our technology and operations facilities in advance of occupying our new corporate technology center in July 2022.

Noninterest Expense
				4Q22 - 3Q22		4Q22 - 4Q21
(In millions)	4Q22	3Q22	4Q21	$	%	$	%
Salaries and employee benefits	$304	$312	$282	$(8)	(3)%	$22	8%
Technology, telecom, and information processing	51	53	51	(2)	(4)	—	—
Occupancy and equipment, net	40	38	38	2	5	2	5
Professional and legal services	15	14	16	1	7	(1)	(6)
Marketing and business development	11	11	20	—	—	(9)	(45)
Deposit insurance and regulatory expense	14	13	9	1	8	5	56
Credit-related expense	8	8	7	—	—	1	14
Other real estate expense, net	—	—	—	—	NM	—	NM
Other	28	30	26	(2)	(7)	2	8
Total noninterest expense	$471	$479	$449	$(8)	(2)	$22	5
Adjusted noninterest expense [1]	$472	$477	$446	$(5)	(1)	$26	6
1 For information on non-GAAP financial measures, see pages 17-19.
Total noninterest expense increased $22 million, or 5%, relative to the prior year quarter. Salaries and benefits expense increased $22 million, or 8%, due to the ongoing impact of inflationary and competitive labor market pressures on wages and benefits and increased headcount. Deposit insurance and regulatory expense increased $5 million, driven largely by a higher FDIC insurance assessment resulting from changes in the balance sheet composition.

ZIONS BANCORPORATION, N.A.
Press Release – Page 4

Marketing and business development expense decreased $9 million, primarily due to a $10 million donation to our charitable foundation in the prior year quarter.
The efficiency ratio was 52.9%, compared with 60.8%, as growth in net revenue significantly outpaced growth in noninterest expense. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 17-19.
BALANCE SHEET ANALYSIS

Loans and Leases
				4Q22 - 3Q22		4Q22 - 4Q21
(In millions)	4Q22	3Q22	4Q21	$	%	$	%
Loans held for sale	$8	$25	$83	$(17)	(68)%	$(75)	(90)%
Loans and leases:
Commercial – excluding PPP loans	$30,298	$29,506	$26,585	$792	3	$3,713	14
Commercial – PPP loans	197	306	1,855	(109)	(36)	(1,658)	(89)
Commercial real estate	12,739	12,356	12,198	383	3	541	4
Consumer	12,419	11,750	10,213	669	6	2,206	22
Loans and leases, net of unearned income and fees	55,653	53,918	50,851	1,735	3	4,802	9
Less allowance for loan losses	575	541	513	34	6	62	12
Loans and leases held for investment, net of allowance	$55,078	$53,377	$50,338	$1,701	3	$4,740	9

Unfunded lending commitments	$30,490	$29,743	$26,661	$747	3	$3,829	14
Loans and leases, net of unearned income and fees, increased $4.8 billion, or 9%, to $55.7 billion at December 31, 2022. Excluding PPP loans, total loans and leases increased $6.5 billion, or 13%, to $55.5 billion.
Loan growth was driven largely from increases of $2.3 billion in commercial and industrial loans, $1.2 billion in consumer 1-4 family residential mortgage loans, and $0.8 billion in commercial real estate term loans.
Unfunded lending commitments increased $3.8 billion, or 14%, to $30.5 billion at December 31, 2022, primarily due to growth in home equity and consumer residential construction lending commitments.

ZIONS BANCORPORATION, N.A.
Press Release – Page 5

Credit Quality
				4Q22 - 3Q22		4Q22 - 4Q21
(In millions)	4Q22	3Q22	4Q21	$	%	$	%
Provision for credit losses	$43	$71	$25	$(28)	(39)%	$18	72%
Allowance for credit losses	636	590	553	46	8	83	15
Net loan and lease charge-offs (recoveries)	(3)	27	1	(30)	NM	(4)	NM
Nonperforming assets[2]	149	151	272	(2)	(1)	(123)	(45)
Classified loans	929	965	1,236	(36)	(4)	(307)	(25)
	4Q22	3Q22	4Q21	bps		bps
Ratio of ACL to loans[1] and leases outstanding, at period end	1.14%	1.09%	1.09%	5		5
Ratio of ACL to loans[1] and leases outstanding (ex-PPP), at period end	1.15%	1.10%	1.13%	5		2
Annualized ratio of net loan and lease charge-offs to average loans	(0.02)%	0.20%	0.01%	(22)		(3)
Ratio of classified loans to total loans and leases (ex-PPP)	1.68%	1.80%	2.52%	(12)		(84)
Ratio of nonperforming assets[1] and accruing loans 90 days or more past due to loans and leases and other real estate owned	0.28%	0.32%	0.55%	(4)		(27)
1 Does not include loans held for sale.
2 Does not include banking premises held for sale.
Nonperforming assets decreased $123 million, or 45%, and classified loans decreased $307 million, or 25%. Net loan and lease recoveries were $3 million, compared with net charge-offs of $1 million in the prior year quarter. During the fourth quarter of 2022, we recorded a $43 million provision for credit losses, compared with a $25 million provision during the prior year period. The allowance for credit losses (“ACL”) was $636 million at December 31, 2022, compared with $553 million at December 31, 2021. The increase in the ACL was primarily due to growth in the loan portfolio and deterioration in economic scenarios, partially offset by improvements in credit quality. The ratio of ACL to total loans and leases (ex-PPP) was 1.15% at December 31, 2022, compared with 1.13% at December 31, 2021.

Deposits and Borrowed Funds
				4Q22 - 3Q22		4Q22 - 4Q21
(In millions)	4Q22	3Q22	4Q21	$	%	$	%
Noninterest-bearing demand	$35,777	$39,133	$41,053	$(3,356)	(9)%	$(5,276)	(13)%
Interest-bearing:
Savings and money market	33,566	35,389	40,114	(1,823)	(5)	(6,548)	(16)
Time	2,309	1,473	1,622	836	57	687	42
Total deposits	$71,652	$75,995	$82,789	$(4,343)	(6)	$(11,137)	(13)
Borrowed funds:
Federal funds purchased and other short-term borrowings	$10,417	$5,363	$903	$5,054	94	$9,514	NM
Long-term debt	651	647	1,012	4	1	(361)	(36)
Total borrowed funds	$11,068	$6,010	$1,915	$5,058	84	$9,153	NM
Total deposits decreased $11.1 billion, or 13%, primarily due to decreases in larger-balance and more rate-sensitive, nonoperating deposits. Our loan-to-deposit ratio was 78%, compared with 61% in the prior year quarter, which continues to afford us flexibility in managing our funding costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 6

Average total deposits decreased $7.2 billion, or 9%, to $74.3 billion, compared with $81.4 billion during the prior year period. Average noninterest-bearing deposits decreased $3.4 billion, or 8%, and remained 51% of average total deposits for the respective time periods.
Total borrowed funds increased $9.2 billion from the prior year quarter, driven by increases in short-term borrowings as a result of significant loan growth and declines in total deposits. The decrease in long-term debt was primarily due to the redemption and maturity of senior notes during the past year.

Shareholders’ Equity
				4Q22 - 3Q22		4Q22 - 4Q21
(In millions, except share data)	4Q22	3Q22	4Q21	$	%	$	%
Shareholders’ equity:
Preferred stock	$440	$440	$440	$—	—%	$—	—%
Common stock and additional paid-in capital	1,754	1,799	1,928	(45)	(3)	(174)	(9)
Retained earnings	5,811	5,597	5,175	214	4	636	12
Accumulated other comprehensive income (loss)	(3,112)	(3,140)	(80)	28	1	(3,032)	NM
Total shareholders’ equity	$4,893	$4,696	$7,463	$197	4	$(2,570)	(34)
Capital distributions:
Common dividends paid	$62	$62	$58	$—	—	$4	7
Bank common stock repurchased	50	50	325	—	—	(275)	(85)
Total capital distributed to common shareholders	$112	$112	$383	$—	—	$(271)	(71)

				shares	%	shares	%
Weighted average diluted common shares outstanding (in thousands)	148,829	149,792	153,635	(963)	(1)%	(4,806)	(3)%
Common shares outstanding, at period end (in thousands)	148,664	149,611	151,625	(947)	(1)	(2,961)	(2)
The common stock dividend was $0.41 per share, compared with $0.38 per share during the prior year quarter. Common shares outstanding decreased 3.0 million, or 2%, from the fourth quarter of 2021, primarily due to common stock repurchases. During the fourth quarter of 2022, we repurchased 1.0 million common shares outstanding for $50 million, compared with 5.0 million common shares repurchased for $325 million during the prior year period.
Accumulated other comprehensive income (“AOCI”) decreased to a loss of $3.1 billion at December 31, 2022. The decrease is primarily due to the decline in the fair value of fixed-rate available-for-sale securities as a result of changes in interest rates. Absent any sales or credit impairment of these securities, the unrealized losses will not be recognized in earnings. We do not intend to sell any securities with unrealized losses. Additionally, changes in AOCI do not impact our regulatory capital ratios.
During the fourth quarter of 2022, we transferred approximately $10.7 billion fair value ($13.1 billion amortized cost) of pass-through mortgage-backed AFS securities to the HTM category to reflect our intent for these securities.
Estimated common equity tier 1 (“CET1”) capital was $6.5 billion, an increase of 7%, compared with $6.1 billion. The estimated CET1 capital ratio was 9.7%, compared with 10.2%, reflecting a 13% increase in risk-weighted assets due to strong loan growth. Tangible book value per common share increased to $43.72, compared with $40.15, due to an increase in retained earnings.

ZIONS BANCORPORATION, N.A.
Press Release – Page 7

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss the fourth quarter results at 5:30 p.m. ET on January 23, 2023. Media representatives, analysts, investors, and the public are invited to join this discussion by calling (877) 709-8150 (domestic and international) and entering the passcode 13735171, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with approximately $90 billion of total assets at December 31, 2022, and annual net revenue of $3.2 billion in 2022. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small- and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at www.zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, often accompanied by words such as “may,” “might,” “could,” “anticipate,” “expect,” and similar terms, are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks and uncertainties.
Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2021 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC), and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov).
Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments.

ZIONS BANCORPORATION, N.A.
Press Release – Page 8

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
BALANCE SHEET [1]
Loans held for investment, net of allowance	$55,078	$53,377	$51,862	$50,764	$50,338
Total assets	89,545	88,474	87,784	91,126	93,200
Deposits	71,652	75,995	79,061	82,351	82,789
Total shareholders’ equity	4,893	4,696	5,632	6,294	7,463
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$277	$211	$195	$195	$207
Net interest income	720	663	593	544	553
Taxable-equivalent net interest income [2]	730	673	602	552	563
Total noninterest income	153	165	172	142	190
Total noninterest expense	471	479	464	464	449
Pre-provision net revenue [2]	412	359	310	230	304
Adjusted pre-provision net revenue [2]	420	351	300	241	288
Provision for credit losses	43	71	41	(33)	25
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.84	$1.40	$1.29	$1.27	$1.34
Dividends	0.41	0.41	0.38	0.38	0.38
Book value per common share [1]	29.95	28.45	34.50	38.68	46.32
Tangible book value per common share [1,2]	43.72	42.52	41.72	40.87	40.15
Weighted average share price	49.85	54.50	56.62	68.23	63.69
Weighted average diluted common shares outstanding (in thousands)	148,829	149,792	150,838	151,687	153,635
Common shares outstanding (in thousands) [1]	148,664	149,611	150,471	151,348	151,625
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.27%	0.97%	0.91%	0.90%	0.92%
Return on average common equity	25.4%	15.8%	14.0%	11.8%	11.5%
Return on average tangible common equity [2]	16.9%	13.2%	12.5%	12.9%	13.5%
Net interest margin	3.53%	3.24%	2.87%	2.60%	2.58%
Cost of total deposits	0.20%	0.10%	0.03%	0.03%	0.03%
Efficiency ratio [2]	52.9%	57.6%	60.7%	65.8%	60.8%
Effective tax rate	20.9%	21.9%	21.9%	20.4%	20.8%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.27%	0.28%	0.38%	0.49%	0.53%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.02)%	0.20%	0.07%	0.05%	0.01%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.14%	1.09%	1.04%	1.00%	1.09%
Full-time equivalent employees	9,989	9,920	9,895	9,724	9,685
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital [3]	$6,480	$6,342	$6,257	$6,166	$6,068
Risk-weighted assets [3]	67,125	65,982	63,424	61,427	59,600
Tangible common equity ratio [2]	7.1%	7.0%	7.1%	6.8%	6.6%
Common equity tier 1 capital ratio [3]	9.7%	9.6%	9.9%	10.0%	10.2%
Tier 1 leverage ratio [3]	7.6%	7.5%	7.4%	7.3%	7.2%
Tier 1 risk-based capital ratio [3]	10.3%	10.3%	10.6%	10.8%	10.9%
Total risk-based capital ratio [3]	12.0%	12.0%	12.3%	12.5%	12.8%
1 At period end.
2    For information on non-GAAP financial measures, see pages 17-19.
3 Current period ratios and amounts represent estimates.

ZIONS BANCORPORATION, N.A.
Press Release – Page 9

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$657	$549	$559	$700	$595
Money market investments:
Interest-bearing deposits	1,340	1,291	1,249	5,093	10,283
Federal funds sold and security resell agreements	2,426	2,797	2,273	2,345	2,133
Investment securities:
Held-to-maturity[1], at amortized cost	11,126	423	614	439	441
Available-for-sale, at fair value	11,915	23,233	25,297	26,145	24,048
Trading account, at fair value	465	526	304	382	372
Total securities, net of allowance	23,506	24,182	26,215	26,966	24,861
Loans held for sale	8	25	42	43	83
Loans and leases, net of unearned income and fees	55,653	53,918	52,370	51,242	50,851
Less allowance for loan losses	575	541	508	478	513
Loans held for investment, net of allowance	55,078	53,377	51,862	50,764	50,338
Other noninterest-bearing investments	1,130	983	840	829	851
Premises, equipment and software, net	1,408	1,388	1,372	1,346	1,319
Goodwill and intangibles	1,065	1,034	1,015	1,015	1,015
Other real estate owned	3	3	—	4	8
Other assets	2,924	2,845	2,357	2,021	1,714
Total assets	$89,545	$88,474	$87,784	$91,126	$93,200
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$35,777	$39,133	$40,289	$41,937	$41,053
Interest-bearing:
Savings and money market	33,566	35,389	37,346	38,864	40,114
Time	2,309	1,473	1,426	1,550	1,622
Total deposits	71,652	75,995	79,061	82,351	82,789
Federal funds purchased and other short-term borrowings	10,417	5,363	1,018	638	903
Long-term debt	651	647	671	689	1,012
Reserve for unfunded lending commitments	61	49	38	36	40
Other liabilities	1,871	1,724	1,364	1,118	993
Total liabilities	84,652	83,778	82,152	84,832	85,737
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	440	440	440	440	440
Common stock[2] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	1,754	1,799	1,845	1,889	1,928
Retained earnings	5,811	5,597	5,447	5,311	5,175
Accumulated other comprehensive income (loss)	(3,112)	(3,140)	(2,100)	(1,346)	(80)
Total shareholders’ equity	4,893	4,696	5,632	6,294	7,463
Total liabilities and shareholders’ equity	$89,545	$88,474	$87,784	$91,126	$93,200
[1] Held-to-maturity (fair value)	$11,239	$379	$578	$414	$443
[2] Common shares (issued and outstanding)	148,664	149,611	150,471	151,348	151,625

ZIONS BANCORPORATION, N.A.
Press Release – Page 10

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest income:
Interest and fees on loans	$656	$551	$468	$437	$471
Interest on money market investments	39	24	12	6	7
Interest on securities	140	132	128	112	88
Total interest income	835	707	608	555	566
Interest expense:
Interest on deposits	38	19	7	6	7
Interest on short- and long-term borrowings	77	25	8	5	6
Total interest expense	115	44	15	11	13
Net interest income	720	663	593	544	553
Provision for credit losses:
Provision for loan losses	31	60	39	(29)	23
Provision for unfunded lending commitments	12	11	2	(4)	2
Total provision for credit losses	43	71	41	(33)	25
Net interest income after provision for credit losses	677	592	552	577	528
Noninterest income:
Commercial account fees	41	40	37	41	34
Card fees	27	27	25	25	25
Retail and business banking fees	16	17	20	20	19
Loan-related fees and income	19	18	21	22	22
Capital markets and foreign exchange fees	22	25	21	15	24
Wealth management fees	14	14	13	14	13
Other customer-related fees	14	15	17	14	15
Customer-related noninterest income	153	156	154	151	152
Fair value and nonhedge derivative income (loss)	(4)	4	10	6	(1)
Dividends and other income (loss)	9	(1)	7	2	19
Securities gains (losses), net	(5)	6	1	(17)	20
Total noninterest income	153	165	172	142	190
Noninterest expense:
Salaries and employee benefits	304	312	307	312	282
Technology, telecom, and information processing	51	53	53	52	51
Occupancy and equipment, net	40	38	36	38	38
Professional and legal services	15	14	14	14	16
Marketing and business development	11	11	9	8	20
Deposit insurance and regulatory expense	14	13	13	10	9
Credit-related expense	8	8	7	7	7
Other real estate expense, net	—	—	—	1	—
Other	28	30	25	22	26
Total noninterest expense	471	479	464	464	449
Income before income taxes	359	278	260	255	269
Income taxes	75	61	57	52	56
Net income	284	217	203	203	213
Preferred stock dividends	(7)	(6)	(8)	(8)	(6)
Net earnings applicable to common shareholders	$277	$211	$195	$195	$207
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	148,739	149,628	150,635	151,285	153,248
Diluted shares (in thousands)	148,829	149,792	150,838	151,687	153,635
Net earnings per common share:
Basic	$1.84	$1.40	$1.29	$1.27	$1.34
Diluted	1.84	1.40	1.29	1.27	1.34

ZIONS BANCORPORATION, N.A.
Press Release – Page 11

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(In millions, except share and per share amounts)	2022	2021	2020
	(Unaudited)
Interest income:
Interest and fees on loans	$2,112	$1,935	$2,050
Interest on money market investments	81	21	14
Interest on securities	512	311	304
Total interest income	2,705	2,267	2,368
Interest expense:
Interest on deposits	70	30	105
Interest on short- and long-term borrowings	115	29	47
Total interest expense	185	59	152
Net interest income	2,520	2,208	2,216
Provision for credit losses:
Provision for loan losses	101	(258)	385
Provision for unfunded lending commitments	21	(18)	29
Total provision for credit losses	122	(276)	414
Net interest income after provision for loan losses	2,398	2,484	1,802
Noninterest income:
Commercial account fees	159	137	132
Card fees	104	95	82
Retail and business banking fees	73	74	68
Loan-related fees and income	80	95	109
Capital markets and foreign exchange fees	83	70	70
Wealth management fees	55	50	44
Other customer-related fees	60	54	44
Customer-related noninterest income	614	575	549
Fair value and nonhedge derivative income (loss)	16	14	(6)
Dividends and other investment income	17	43	24
Securities gains (losses), net	(15)	71	7
Total noninterest income	632	703	574
Noninterest expense:
Salaries and employee benefits	1,235	1,127	1,087
Technology, telecom, and information processing	209	199	192
Occupancy and equipment, net	152	153	151
Professional and legal services	57	72	57
Marketing and business development	39	43	61
Deposit insurance and regulatory expense	50	34	33
Credit-related expense	30	26	22
Other real estate expense, net	1	—	1
Other	105	87	100
Total noninterest expense	1,878	1,741	1,704
Income before income taxes	1,152	1,446	672
Income taxes	245	317	133
Net income	907	1,129	539
Preferred stock dividends	(29)	(29)	(34)
Net earnings applicable to common shareholders	$878	$1,100	$505
Weighted average common shares outstanding during the year:
Basic shares (in thousands)	150,064	159,913	163,737
Diluted shares (in thousands)	150,271	160,234	165,613
Net earnings per common share:
Basic	$5.80	$6.80	$3.06
Diluted	5.79	6.79	3.02

ZIONS BANCORPORATION, N.A.
Press Release – Page 12

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Commercial:
Commercial and industrial	$16,180	$15,656	$14,989	$14,356	$13,867
PPP	197	306	534	1,081	1,855
Leasing	386	347	339	318	327
Owner occupied	9,371	9,279	9,208	9,026	8,733
Municipal	4,361	4,224	4,113	3,944	3,658
Total commercial	30,495	29,812	29,183	28,725	28,440
Commercial real estate:
Construction and land development	2,513	2,800	2,659	2,769	2,757
Term	10,226	9,556	9,477	9,325	9,441
Total commercial real estate	12,739	12,356	12,136	12,094	12,198
Consumer:
Home equity credit line	3,377	3,331	3,266	3,089	3,016
1-4 family residential	7,286	6,852	6,423	6,122	6,050
Construction and other consumer real estate	1,161	973	787	692	638
Bankcard and other revolving plans	471	471	448	410	396
Other	124	123	127	110	113
Total consumer	12,419	11,750	11,051	10,423	10,213
Total loans and leases	$55,653	$53,918	$52,370	$51,242	$50,851

Nonperforming Assets
(Unaudited)

(In millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Nonaccrual loans [1]	$149	$151	$201	$252	$271
Other real estate owned [2]	—	—	—	—	1
Total nonperforming assets	$149	$151	$201	$252	$272
Ratio of nonperforming assets to loans[1] and leases and other real estate owned [2]	0.27%	0.28%	0.38%	0.49%	0.53%
Accruing loans past due 90 days or more	$6	$20	$6	$3	$8
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.01%	0.04%	0.01%	0.01%	0.02%
Nonaccrual loans and accruing loans past due 90 days or more	$155	$171	$207	$255	$279
Ratio of nonperforming assets[1] and accruing loans 90 days or more past due to loans and leases and other real estate owned	0.28%	0.32%	0.39%	0.50%	0.55%
Accruing loans past due 30-89 days [3]	$93	$84	$123	$93	$70
Restructured loans included in nonaccrual loans	38	39	61	100	105
Restructured loans on accrual	197	206	214	216	221
Classified loans	929	965	1,009	1,148	1,236
1 Includes loans held for sale.
2 Does not include banking premises held for sale.
3 Includes $6 million of PPP loans at December 31, 2022, which we expect will be paid in full by either the borrower or the SBA.

ZIONS BANCORPORATION, N.A.
Press Release – Page 13

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Allowance for Loan and Lease Losses
Balance at beginning of period	$541	$508	$478	$513	$491
Provision for loan losses	31	60	39	(29)	23
Loan and lease charge-offs	9	38	18	17	11
Less: Recoveries	12	11	9	11	10
Net loan and lease charge-offs (recoveries)	(3)	27	9	6	1
Balance at end of period	$575	$541	$508	$478	$513
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.03%	1.00%	0.97%	0.93%	1.01%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	386%	358%	261%	190%	189%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.02)%	0.20%	0.07%	0.05%	0.01%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans (excluding PPP loans)	(0.02)%	0.21%	0.07%	0.05%	0.01%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$49	$38	$36	$40	$38
Provision for unfunded lending commitments	12	11	2	(4)	2
Balance at end of period	$61	$49	$38	$36	$40
Allowance for Credit Losses
Allowance for loan losses	$575	$541	$508	$478	$513
Reserve for unfunded lending commitments	61	49	38	36	40
Total allowance for credit losses	$636	$590	$546	$514	$553
Ratio of ACL to loans[1] and leases outstanding, at period end	1.14%	1.09%	1.04%	1.00%	1.09%
Ratio of ACL to loans[1] and leases outstanding (excluding PPP loans), at period end	1.15%	1.10%	1.05%	1.02%	1.13%
1 Does not include loans held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 14

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Loans held for sale	$—	$—	$6	$—	$—
Commercial:
Commercial and industrial	$56	$52	$86	$112	$124
PPP	7	5	1	2	3
Leasing	—	—	—	—	—
Owner occupied	24	28	40	53	57
Municipal	—	—	—	—	—
Total commercial	87	85	127	167	184
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	14	20	20	20	20
Total commercial real estate	14	20	20	20	20
Consumer:
Home equity credit line	11	10	10	13	14
1-4 family residential	37	36	38	51	52
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	—	—	—	1	1
Other	—	—	—	—	—
Total consumer	48	46	48	65	67
Total nonaccrual loans	$149	$151	$201	$252	$271

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Commercial:
Commercial and industrial	$(4)	$31	$8	$6	$3
PPP	—	—	—	—	—
Leasing	—	—	—	—	—
Owner occupied	—	—	—	(1)	—
Municipal	—	—	—	—	—
Total commercial	(4)	31	8	5	3
Commercial real estate:
Construction and land development	—	—	—	—	(3)
Term	—	—	—	—	—
Total commercial real estate	—	—	—	—	(3)
Consumer:
Home equity credit line	—	—	(1)	(1)	—
1-4 family residential	—	(4)	1	1	—
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	—	1	1	—
Other	—	—	—	—	1
Total consumer loans	1	(4)	1	1	1
Total net charge-offs (recoveries)	$(3)	$27	$9	$6	$1

ZIONS BANCORPORATION, N.A.
Press Release – Page 15

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	December 31, 2022		September 30, 2022		December 31, 2021
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$1,264	3.67%	$1,233	2.19%	$11,155	0.15%
Federal funds sold and security resell agreements	2,571	4.13%	2,511	2.66%	2,189	0.49%
Total money market investments	3,835	3.98%	3,744	2.51%	13,344	0.21%
Securities:
Held-to-maturity	6,463	2.22%	560	2.88%	451	3.18%
Available-for-sale	16,743	2.45%	24,892	2.05%	21,661	1.52%
Trading account	262	4.72%	288	4.57%	342	4.76%
Total securities	23,468	2.42%	25,740	2.10%	22,454	1.61%
Loans held for sale	22	2.72%	37	5.33%	79	1.39%
Loans and leases:[2]
Commercial - excluding PPP loans	29,805	4.64%	28,972	4.13%	25,899	3.75%
Commercial - PPP loans	251	3.38%	408	6.28%	2,439	7.16%
Commercial real estate	12,547	5.90%	12,182	4.73%	12,228	3.39%
Consumer	12,073	4.14%	11,391	3.61%	10,125	3.29%
Total loans and leases	54,676	4.81%	52,953	4.17%	50,691	3.73%
Total interest-earning assets	82,001	4.09%	82,474	3.45%	86,568	2.64%
Cash and due from banks	638		604		629
Allowance for credit losses on loans and debt securities	(546)		(515)		(495)
Goodwill and intangibles	1,036		1,021		1,015
Other assets	5,770		4,923		4,168
Total assets	$88,899		$88,507		$91,885
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$34,386	0.37%	$36,399	0.20%	$38,349	0.05%
Time	1,856	1.31%	1,441	0.32%	1,662	0.29%
Total interest-bearing deposits	36,242	0.42%	37,840	0.20%	40,011	0.06%
Borrowed funds:
Federal funds purchased and other short-term borrowings	6,883	3.80%	2,885	2.33%	641	0.07%
Long-term debt	648	6.24%	673	4.83%	1,017	2.54%
Total borrowed funds	7,531	4.01%	3,558	2.80%	1,658	1.59%
Total interest-bearing funds	43,773	1.04%	41,398	0.43%	41,669	0.12%
Noninterest-bearing demand deposits	38,013		39,623		41,397
Other liabilities	2,343		1,743		1,233
Total liabilities	84,129		82,764		84,299
Shareholders’ equity:
Preferred equity	440		440		440
Common equity	4,330		5,303		7,146
Total shareholders’ equity	4,770		5,743		7,586
Total liabilities and shareholders’ equity	$88,899		$88,507		$91,885
Spread on average interest-bearing funds		3.05%		3.02%		2.52%
Impact of net noninterest-bearing sources of funds		0.48%		0.22%		0.06%
Net interest margin		3.53%		3.24%		2.58%
Memo: total loans and leases, excluding PPP loans	54,425	4.82%	52,545	4.16%	48,252	3.56%
Memo: total cost of deposits		0.20%		0.10%		0.03%
Memo: total deposits and interest-bearing liabilities	81,786	0.56%	81,021	0.22%	83,066	0.06%
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 16

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Twelve Months Ended
	December 31, 2022		December 31, 2021		December 31, 2020
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$3,066	0.87%	$8,917	0.14%	$965	0.49%
Federal funds sold and security resell agreements	2,482	2.16%	2,129	0.40%	2,089	0.44%
Total money market investments	5,548	1.45%	11,046	0.19%	3,054	0.46%
Securities:
Held-to-maturity	1,999	2.36%	562	2.97%	618	3.54%
Available-for-sale	23,132	1.99%	18,365	1.59%	14,208	2.00%
Trading account	322	4.79%	246	4.43%	167	4.36%
Total securities	25,453	2.06%	19,173	1.67%	14,993	2.09%
Loans held for sale	39	2.57%	65	2.35%	96	3.89%
Loans and leases:[2]
Commercial - excluding PPP loans	28,500	4.02%	25,014	3.80%	25,193	4.11%
Commercial - PPP loans	725	6.53%	4,566	5.16%	4,534	3.22%
Commercial real estate	12,251	4.44%	12,136	3.44%	11,854	3.87%
Consumer	11,122	3.58%	10,267	3.44%	11,435	3.71%
Total loans and leases	52,598	4.06%	51,983	3.76%	53,016	3.89%
Total interest-earning assets	83,638	3.28%	82,267	2.79%	71,159	3.37%
Cash and due from banks	621		605		619
Allowance for credit losses on loans and debt securities	(514)		(612)		(733)
Goodwill and intangibles	1,022		1,015		1,015
Other assets	4,908		4,122		3,997
Total assets	$89,675		$87,397		$76,057
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$37,045	0.16%	$36,717	0.06%	$31,100	0.19%
Time	1,594	0.58%	2,020	0.41%	3,706	1.22%
Total interest-bearing deposits	38,639	0.18%	38,737	0.08%	34,806	0.30%
Borrowed funds:
Federal funds purchased and other short-term borrowings	2,794	3.02%	802	0.07%	1,888	0.52%
Long-term debt	705	4.28%	1,211	2.36%	1,544	2.45%
Total borrowed funds	3,499	3.27%	2,013	1.45%	3,432	1.39%
Total interest-bearing funds	42,138	0.44%	40,750	0.14%	38,238	0.40%
Noninterest-bearing demand deposits	39,890		37,520		28,883
Other liabilities	1,735		1,259		1,320
Total liabilities	83,763		79,529		68,441
Shareholders’ equity:
Preferred equity	440		497		566
Common equity	5,472		7,371		7,050
Total shareholders’ equity	5,912		7,868		7,616
Total liabilities and shareholders’ equity	$89,675		$87,397		$76,057
Spread on average interest-bearing funds		2.84%		2.65%		2.97%
Impact of net noninterest-bearing sources of funds		0.22%		0.07%		0.18%
Net interest margin		3.06%		2.72%		3.15%
Memo: total loans and leases, excluding PPP loans	51,873	4.03%	47,417	3.63%	48,482	3.89%
Memo: total cost of deposits		0.09%		0.04%		0.17%
Memo: total deposits and interest-bearing liabilities	82,028	0.23%	78,270	0.07%	67,121	0.22%
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 17

NON-GAAP FINANCIAL MEASURES
(Unaudited)
This press release presents non-GAAP financial measures in addition to GAAP financial measures. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. We consider these adjustments to be relevant to ongoing operating results and provide a meaningful basis for period-to-period comparisons. We use these non-GAAP financial measures to assess our performance, financial position, and for presentations of our performance to investors. We believe that presenting these non-GAAP financial measures permits investors to assess our performance on the same basis as that applied by our management and the financial services industry.
Non-GAAP financial measures have inherent limitations and are not necessarily comparable to similar financial measures that may be presented by other financial services companies. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
Tangible Common Equity and Related Measures
Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization and accumulated other comprehensive income or loss. We believe these non-GAAP measures provide useful information about our use of shareholders’ equity and provide a basis for evaluating the performance of a business more consistently, whether acquired or developed internally.
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Net earnings applicable to common shareholders (GAAP)		$277	$211	$195	$195	$207
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	1	—	—	1
Net earnings applicable to common shareholders, net of tax	(a)	$277	$212	$195	$195	$208
Average common equity (GAAP)		$4,330	$5,303	$5,582	$6,700	$7,146
Average goodwill and intangibles		(1,036)	(1,021)	(1,015)	(1,015)	(1,015)
Average accumulated other comprehensive loss (income)		3,192	2,075	1,702	452	(2)
Average tangible common equity (non-GAAP)	(b)	$6,486	$6,357	$6,269	$6,137	$6,129
Number of days in quarter	(c)	92	92	91	90	92
Number of days in year	(d)	365	365	365	365	365
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	16.9%	13.2%	12.5%	12.9%	13.5%

ZIONS BANCORPORATION, N.A.
Press Release – Page 18

TANGIBLE EQUITY RATIO, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER COMMON SHARE (ALL NON-GAAP MEASURES)

(Dollar amounts in millions, except per share amounts)		December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Total shareholders’ equity (GAAP)		$4,893	$4,696	$5,632	$6,294	$7,463
Goodwill and intangibles		(1,065)	(1,034)	(1,015)	(1,015)	(1,015)
Accumulated other comprehensive loss (income)		3,112	3,140	2,100	1,346	80
Tangible equity (non-GAAP)	(a)	6,940	6,802	6,717	6,625	6,528
Preferred stock		(440)	(440)	(440)	(440)	(440)
Tangible common equity (non-GAAP)	(b)	$6,500	$6,362	$6,277	$6,185	$6,088
Total assets (GAAP)		$89,545	$88,474	$87,784	$91,126	$93,200
Goodwill and intangibles		(1,065)	(1,034)	(1,015)	(1,015)	(1,015)
Accumulated other comprehensive loss (income)		3,112	3,140	2,100	1,346	80
Tangible assets (non-GAAP)	(c)	$91,592	$90,580	$88,869	$91,457	$92,265
Common shares outstanding (in thousands)	(d)	148,664	149,611	150,471	151,348	151,625
Tangible equity ratio (non-GAAP)	(a/c)	7.6%	7.5%	7.6%	7.2%	7.1%
Tangible common equity ratio (non-GAAP)	(b/c)	7.1%	7.0%	7.1%	6.8%	6.6%
Tangible book value per common share (non-GAAP)	(b/d)	$43.72	$42.52	$41.72	$40.87	$40.15
Efficiency Ratio and Adjusted Pre-Provision Net Revenue
The efficiency ratio is a measure of operating expense relative to revenue. We believe the efficiency ratio provides useful information regarding the cost of generating revenue. We make adjustments to exclude certain items that are not generally expected to recur frequently, as identified in the subsequent schedule, which we believe allow for more consistent comparability across periods. Adjusted noninterest expense provides a measure as to how we are managing our expenses; adjusted pre-provision net revenue enables management and others to assess our ability to generate capital. Taxable-equivalent net interest income allows us to assess the comparability of revenue arising from both taxable and tax-exempt sources.
EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Noninterest expense (GAAP)	(a)	$471	$479	$464	$464	$449
Adjustments:
Severance costs		—	—	1	—	—
Other real estate expense, net		—	—	—	1	—
Amortization of core deposit and other intangibles		—	1	—	—	1
SBIC investment success fee accrual [1]		(1)	1	—	(1)	2
Total adjustments	(b)	(1)	2	1	—	3
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$472	$477	$463	$464	$446

Net interest income (GAAP)	(d)	$720	$663	$593	$544	$553
Fully taxable-equivalent adjustments	(e)	10	10	9	8	10
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	730	673	602	552	563
Noninterest income (GAAP)	(g)	153	165	172	142	190
Combined income (non-GAAP)	(f+g)=(h)	883	838	774	694	753
Adjustments:
Fair value and nonhedge derivative income (loss)		(4)	4	10	6	(1)
Securities gains (losses), net		(5)	6	1	(17)	20
Total adjustments	(i)	(9)	10	11	(11)	19
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$892	$828	$763	$705	$734

Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$412	$359	$310	$230	$304
Adjusted PPNR (non-GAAP)	(j)-(c)	420	351	300	241	288
Efficiency ratio (non-GAAP)	(c/j)	52.9%	57.6%	60.7%	65.8%	60.8%
1 The success fee accrual is associated with the gains/(losses) from our SBIC investments. The gains/(losses) related to these investments are excluded from the efficiency ratio through securities gains (losses), net.

ZIONS BANCORPORATION, N.A.
Press Release – Page 19

EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Twelve Months Ended
(Dollar amounts in millions)		December 31, 2022	December 31, 2021

Noninterest expense (GAAP)	(a)	$1,878	$1,741
Adjustments:
Severance costs		1	1
Other real estate expense		1	—
Amortization of core deposit and other intangibles		1	1
Pension termination-related expense		—	(5)
SBIC investment success fee accrual [1]		(1)	7
Total adjustments	(b)	2	4
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,876	$1,737

Net interest income (GAAP)	(d)	$2,520	$2,208
Fully taxable-equivalent adjustments	(e)	37	32
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	2,557	2,240
Noninterest income (GAAP)	(g)	632	703
Combined income (non-GAAP)	(f+g)=(h)	3,189	2,943
Adjustments:
Fair value and nonhedge derivative income (loss)		16	14
Securities gains (losses), net		(15)	71
Total adjustments	(i)	1	85
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$3,188	$2,858

Pre-provision net revenue (PPNR)	(h)-(a)	$1,311	$1,202
Adjusted PPNR (non-GAAP)	(j)-(c)	1,312	1,121
Efficiency ratio (non-GAAP)	(c/j)	58.8%	60.8%
1 The success fee accrual is associated with the gains/(losses) from our SBIC investments. The gains/(losses) related to these investments are excluded from the efficiency ratio through securities gains (losses), net.